Exhibit 1

UNDERWRITING AGREEMENT
November 13, 2017

To the Representatives:

Ladies and Gentlemen:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) and each Underwriter hereby agrees to purchase, severally and not jointly, the principal amount set forth opposite its name in Schedule I hereto of the securities specified in Schedule II hereto (the “Designated Securities”).
The representatives named on the signature page hereof (the “Representatives”) represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.
Except as otherwise provided in Schedule II hereto each of the provisions of the Company’s Underwriting Agreement Basic Provisions, dated August 2, 2012, as filed as Exhibit 1.2 to Registration Statement No. 333-183035 (the “Basic Provisions”) and incorporated by reference in Registration Statement No. 333-206177, is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.
Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.
Very truly yours,

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

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Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter:
The Representatives

Citigroup global markets Inc.

By: /s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

J.P. Morgan Securities LLC

By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Mizuho Securities USA LLC

By: /s/ W. Scott Trachsel
Name: W. Scott Trachsel
Title:   Managing Director

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SCHEDULE I

Underwriters	Principal Amount of Series 2017 B Debentures to be Purchased	Principal Amount of Series 2017 C Debentures to be Purchased
Citigroup Global Markets Inc.	$64,225,000	$64,225,000
J.P. Morgan Securities LLC	59,762,000	59,762,000
Mizuho Securities USA LLC	59,762,000	59,762,000
KeyBanc Capital Markets Inc.	45,500,000	45,500,000
MUFG Securities Americas Inc.	45,500,000	45,500,000
TD Securities (USA) LLC	35,000,000	35,000,000
U.S. Bancorp Investments, Inc.	35,000,000	35,000,000
Loop Capital Markets LLC	5,251,000	5,251,000
Total	$350,000,000	$350,000,000

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SCHEDULE II

I.	Pricing Effective Time for Series 2017 B : 3:50 p.m. on November 13, 2017 Pricing Effective Time for Series 2017 C : 3:50 p.m. on November 13, 2017
II.	Title of Designated Securities: 3.125% Debentures, Series 2017 B (“Series 2017 B”) 4.00% Debentures, Series 2017 C (“Series 2017 C”)
III.	Aggregate principal amount for Series 2017 B: $350,000,000 Aggregate principal amount for Series 2017 C: $350,000,000
IV.
Price to Public:
Series 2017 B
Initially 99.974% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 16, 2017 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.
Series 2017 C
Initially 99.604% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 16, 2017 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

V.
Purchase Price by Underwriters:
Series 2017 B
99.324% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 16, 2017 to the date of delivery.
Series 2017 C
98.729% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 16, 2017 to the date of delivery.

VI.
Pricing Disclosure Material:
Series 2017 B
The Preliminary Prospectus and the Pricing Term Sheet for the 3.125% Debentures, Series 2017 B, dated November 13, 2017, prepared by the Company and consented to by the Underwriters (attached as Exhibit A-1 to this Schedule II) or the contents

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thereof.
Series 2017 C
The Preliminary Prospectus and the Pricing Term Sheet for the 4.00% Debentures, Series 2017 C, dated November 13, 2017, prepared by the Company and consented to by the Underwriters (attached as Exhibit A-2 to this Schedule II) or the contents thereof.

VII.	Specified funds for, and manner of, payment of purchase price: Funds will be delivered by wire transfer pursuant to the Company’s written instructions to the Representatives.
VIII.
Indenture:
Indenture, dated as of December 1, 1990, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, successor to The Chase Manhattan Bank (National Association), as Trustee (the “Trustee”))), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and the Trustee, and as amended and supplemented by a Second Supplemental Indenture, dated as of June 23, 2005, between the Company and the Trustee.

IX.	Maturity: Series 2017 B November 15, 2027 Series 2017 C November 15, 2057
X.	Interest Rate: Series 2017 B 3.125% per annum. Series 2017 C 4.00% per annum.
XI.	Interest Payment Dates:

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Series 2017 B
May 15, 2018 and thereafter semi-annually on May 15 and November 15 in each year, except as otherwise provided in the Indenture.
Series 2017 C
May 15, 2018 and thereafter semi-annually on May 15 and November 15 in each year, except as otherwise provided in the Indenture.

XII.	Redemption Provisions: As set forth in the applicable Pricing Term Sheet.
XIII.	Sinking Fund Provisions: None.
XIV.	Time of Delivery: 10:00 a.m. on November 16, 2017, or such date and time as shall be agreed upon by the Representatives and the Company.
XV.	Closing Location: Hunton & Williams LLP 200 Park Avenue, New York, New York 10166
XVI.
Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:
The sentence regarding delivery of the Designated Securities on the front cover of the Pricing Supplement.
The third paragraph, the third sentence of the fourth paragraph and the twelfth paragraph under the caption “Underwriting (Conflicts of Interest)” beginning on page S-12 of the Pricing Supplement.

XVII.
Address of Representatives:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (646) 291-1469

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Fax: (212) 834-6081

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Mizuho Securities USA LLC. 320 Park Avenue New York, New York 10022 Attention: Debt Capital Markets Fax: (212) 205-7812
XVIII.	Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions: Description of Debt Securities Description of Debentures
XIX.
Modification of Basic Provisions
1. Replace the last sentence of Section 1(c) of the Basic Provisions with, “Each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus.”

2. At the end of the first sentence of subparagraph (k) of Section 1 of the Basic Provisions, add the following: “, provided that in making the forgoing representation, the Company assumes that the Underwriters comply with the requirements of the foreign laws described in the Prospectus under the headings “Notices to Investors-European Economic Area,” “Notices to Investors-United Kingdom,” “Notices to Investors-Japan,” “Notices to Investors-Australia” and “Notices to Investors-Canada.”

3. Replace Section 1(q) of the Basic Provisions in its entirety with:

     “(q) The documents incorporated by reference in the Pricing Disclosure Material or the Prospectus do not include non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission, with the exception, if the Company is Con Edison, of the measure “adjusted earnings,” which is described immediately before Item 1 in the Company’s most recent Annual Report on Form 10-K.”
4. Add the following after Section 1(v) of the Basic Provisions:

“(w) The interactive data files in eXtensible Business Reporting Language included as exhibits in documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when such incorporated documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.”
5. Replace clause (vi) in Section 5 with “all expenses in connection with the listing of the Designated Securities on any stock exchange or any filing fee with the Financial Industry Regulatory Authority, Inc.”

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6. Add the following subparagraph after Section 6(i) of the Basic Provisions:

 “(j) Shearman & Sterling LLP, counsel for the Company, shall have furnished to the Underwriters a written opinion, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Underwriters to the effect that:
The description of the U.S. federal income tax consequences set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such description constitutes a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects.”

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Exhibit A-1 to Schedule II
Filed Pursuant to Rule 433
Registration Statement No. 333-206177
November 13, 2017

PRICING TERM SHEET FOR THE 3.125% DEBENTURES, SERIES 2017 B

Issuer:	Consolidated Edison Company of New York, Inc.
Anticipated Ratings (Moody’s; S&P; Fitch)*:	[Intentionally omitted in exhibit format]
Issue of Securities:	3.125% Debentures, Series 2017 B due 2027
Principal Amount:	$350,000,000
Interest Rate:	3.125% per annum
Interest Payment Dates:	May 15 and November 15 commencing on May 15, 2018
Maturity Date:	November 15, 2027
Benchmark Treasury:	2.250% due November 15, 2027
Benchmark Treasury Price / Yield:	98-22 / 2.398%
Spread to Benchmark Treasury:	+73 basis points
Yield to Maturity:	3.128%
Public Offering Price:	99.974% of the principal amount
Optional Redemption Provisions:	Make Whole call at any time prior to August 15, 2027 (the “par call date”) at Treasury Rate +15 basis points (calculated to the par call date) Callable on or after the par call date at par
Pricing Date:	November 13, 2017
Settlement Date:	November 16, 2017 (T+3)
CUSIP:	209111 FM0
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC KeyBanc Capital Markets Inc. MUFG Securities Americas Inc.
Co-Managers:	TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Loop Capital Markets LLC
*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Mizuho Securities USA LLC toll-free at 1-866-271-7403.

A-1-1

Exhibit A-2 to Schedule II
Filed Pursuant to Rule 433
Registration Statement No. 333-206177
November 13, 2017

PRICING TERM SHEET FOR THE 4.00% DEBENTURES, SERIES 2017 C

Issuer:	Consolidated Edison Company of New York, Inc.
Anticipated Ratings (Moody’s; S&P; Fitch)*:	[Intentionally omitted in exhibit format]
Issue of Securities:	4.00% Debentures, Series 2017 C due 2057
Principal Amount:	$350,000,000
Interest Rate:	4.00% per annum
Interest Payment Dates:	May 15 and November 15 commencing on May 15, 2018
Maturity Date:	November 15, 2057
Benchmark Treasury:	2.750% due August 15, 2047
Benchmark Treasury Price / Yield:	97-19+ / 2.870%
Spread to Benchmark Treasury:	+115 basis points
Yield to Maturity:	4.020%
Public Offering Price:	99.604% of the principal amount
Optional Redemption Provisions:	Make Whole call at any time prior to May 15, 2057 (the “par call date”) at Treasury Rate +20 basis points (calculated to the par call date) Callable on or after the par call date at par
Pricing Date:	November 13, 2017
Settlement Date:	November 16, 2017 (T+3)
CUSIP:	209111 FN8
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC KeyBanc Capital Markets Inc. MUFG Securities Americas Inc.
Co-Managers:	TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Loop Capital Markets LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Mizuho Securities USA LLC toll-free at 1-866-271-7403.

A-2-1

Exhibit 1.2

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
UNDERWRITING AGREEMENT BASIC PROVISIONS
August 2, 2012
Consolidated Edison, Inc. (“Con Edison”) and Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) may each from time to time enter into one or more underwriting agreements that provide for the sale of certain of its securities (and as party to any such agreement Con Edison or Con Edison of New York, as the case may be, is referred to herein as the “Company”). The basic provisions set forth herein may be incorporated by reference in any such underwriting agreement relating to a particular issue of Designated Securities (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.
The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are equity securities, in or pursuant to the provisions of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or (ii) if the Designated Securities are debt securities, in or pursuant to the indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.
This Agreement will become effective with respect to the Designated Securities at a point in time agreed to by the several Underwriters and the Company (the “Pricing Effective Time”), which time shall be specified in the Underwriting Agreement. The Pricing Effective Time shall occur when the Pricing Disclosure Material (as defined in the Underwriting Agreement) shall be available for delivery or communication to purchasers. At the Pricing Effective Time, the several Underwriters propose to offer the Designated Securities for sale upon terms and conditions set forth in the Prospectus (as defined in Section 1(a) hereof) and in the Pricing Disclosure Material.
1.The Company represents and warrants to, and agrees with, each of the Underwriters as of the Pricing Effective Time that:
(a)A registration statement in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act of 1933, as amended (the “Act”) against the Company or related to the offering of the Designated Securities has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to the particular issue of Designated Securities means the registration statement as deemed revised pursuant to Rule 430(B)(f)(1) under the Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”). The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424. The term “Preliminary Prospectus” means a preliminary prospectus supplement, if any, specifically relating to the Designated Securities together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

(b)The documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)The Registration Statement, any Permitted Free Writing Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and, if the Designated Securities are debt securities, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Act and, if applicable, the Trust Indenture Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to: (i) any statements or omissions made in reliance upon and in conformity with any information specified in the Underwriting Agreement as furnished by or on behalf of the Underwriters for use in the Pricing Disclosure Material or the Prospectus for the Designated Securities (“Underwriter Information”), and (ii) if the Designated Securities are debt securities, any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement. Each Permitted Free Writing Prospectus does not conflict with the information continued in the Registration Statement, any Preliminary Prospectus, or the Prospectus.

(d)Except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, since the dates as of which information is given in the Basic Prospectus or in any Preliminary Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e)The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement, the Pricing Disclosure Material and the Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

(f)The Company has an authorized capitalization as set forth in the Pricing Disclosure Material and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(g)This Agreement has been duly authorized, executed and delivered by the Company.

(h)If the Designated Securities are debt securities, the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 3 hereof), will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(i)If the Designated Securities are debt securities, the Designated Securities have been duly authorized, and when executed by the Company, authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Designated Securities and the Indenture conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(j)If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(k)The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable), and this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable) except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Trust Indenture Act (if applicable) and, if the Company is Con Edison of New York, the New York State Public Service Law and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(l)Other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Material and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m)The consolidated financial statements of the Company and its subsidiaries set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

(n)With respect to the Registration Statement, the conditions for the use of Form S-3 were satisfied by the Company.

(o)No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities has been instituted or threatened by the Commission.

(p)The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) filed within three years of the Pricing Effective Time; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405) at the “determination dates” (described in such definitions) relevant to the offering and sale of the Designated Securities under the Registration Statement.

(q)The documents incorporated by reference in the Pricing Disclosure Material or the Prospectus do not include non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission, with the possible exception of the measure “net revenues” which is described in management’s discussion and analysis of financial condition and results of operations in the Company’s most recent Annual Report on Form 10-K.

(r)If the Company is Con Edison, each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(s)The Company intends to use the net proceeds received by it from the sale of the Designated Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(t)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, concluded that it had effective internal control over financial reporting. In addition, there was no change in the Company’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal controls over financial reporting.

(u)The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures. The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to provide such reasonable assurance.

(v)There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

2.The Company and the Underwriters make the following agreements and representations with respect to the use of “free writing prospectuses,” as defined in Rule 405 under the Act:

(a)The Company represents and agrees that it has not made and without the consent of the Representatives it will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, as defined below; each Underwriter represents and agrees that, without the consent of the Company and the Representative, it will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 and any free writing prospectus, including the pricing term sheet for the Designated Securities, the use of which has been consented to by the Company and the Representatives, shall be listed on a schedule attached to the Underwriting Agreement (a “Permitted Free Writing Prospectus”).

(b)Unless otherwise provided in the Underwriting Agreement, the Company will prepare a pricing term sheet to be included in the Pricing Disclosure Material as a Permitted Free Writing Prospectus which shall be approved by the Representatives and filed by the Company pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(c)The Company has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus including timely Commission filing and legending.

(d)The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

(e)The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will notify the Representatives so that any use of the Pricing Disclosure Material may cease until it is amended or supplemented.

3.If (i) the Designated Securities are debt securities, one or more Global Securities (as defined in the Indenture specified in the Underwriting Agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative, or (ii) the Designated Securities are equity securities, the Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement, in such authorized number of shares and registered in such names as the Representative may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to or as directed by the Representative for the account of such Underwriter, against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the “Time of Delivery” for said Designated Securities.

4.The Company agrees with each of the Underwriters of the Designated Securities:

(a)To prepare the Prospectus specifically relating to the Designated Securities in a form approved by the Representative and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; after the date of this Agreement and prior to the Time of Delivery for the Designated Securities, to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Material or the Prospectus to which the Representative shall reasonably object in writing promptly after reasonable notice thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Designated Securities, and during the same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly the Company’s best efforts to obtain its withdrawal;

(b)Promptly from time to time to take such action as the Representative may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)To deliver to the Representative three signed or conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters written and electronic copies of the Pricing Disclosure Material, the Prospectus, and each amendment or supplement thereto, in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time during the nine-month period following the Time of Delivery for the Designated Securities in connection with the offering or sale of the Designated Securities and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file the document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;

(d)To make generally available to the Company’s security holders (as set forth in Rule 158(c) under the Act) as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder; and

(e)If (i) the Designated Securities are debt securities or preferred stock, during the period beginning on the date of this Agreement and continuing to and including the earlier of the termination of trading restrictions for the Designated Securities, as notified to the Company by the Representative, or the Time of Delivery for the Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Designated Securities, without the prior written consent of the Representative; and (ii) if the Designated Securities are common stock, during a period of ninety days after the date of the Underwriting Agreement for such common stock, the Company will not, without prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, its common stock, except for common stock issued pursuant to such Underwriting Agreement, upon conversions of the Company’s outstanding securities in accordance with their terms, or in connection with the Company’s employee stock or dividend reinvestment plans.

5.The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and of the Pricing Disclosure Material (including any Permitted Free Writing Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of typing, printing or producing this Agreement, any Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) any fees charged by securities rating services for rating the

Designated Securities; (v) the cost of preparing the Designated Securities; (vi) all expenses in connection with the listing of the Designated Securities on any stock exchange or with the National Association of Securities Dealers Automated Quotation System; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, or in Section 7 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

6.The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for the Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time period prescribed for such filings by, and otherwise in compliance with, Rule 433 under the Act to the extent so required; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities, shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission since the date on which the Registration Statement became effective shall have been complied with to the reasonable satisfaction of the Representative.

(b)Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery for the Designated Securities, with respect to the Designated Securities, the Registration Statement, the Pricing Disclosure Material, the Prospectus, and such other related matters as the Representative may reasonably request.

(c)Legal counsel for the Company, which may be the General Counsel or Vice President, Legal Services of either Con Edison or Con Edison of New York and/or a law firm to which the Representative does not reasonably object, shall have furnished to the Underwriters his or her written opinion, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Representative, to the effect that:
(i)The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement or in the Prospectus as then amended or supplemented, to the best of his knowledge possesses all material licenses and approvals necessary for the conduct of its business;

(ii)The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;

(iii)This Agreement has been duly authorized, executed and delivered by the Company;

(iv)If the Designated Securities are debt securities, the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v)If the Designated Securities are debt securities, the Designated Securities have been duly authorized, executed, issued and delivered by the Company, and assuming due authentication in accordance with the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi)If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any shareholder of the Company;

(vii)The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to him or her to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or any Subsidiary is subject, (B) any order, rule or regulation known to him or her of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would not have a Material Adverse Effect; or (C) the Company’s Certificate of Incorporation or by-laws;

(viii)No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body is required for the issue and sale by the Company of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable), except: (A) such as have been obtained under the Act, the Trust Indenture Act (if applicable) and, if the Company is

Con Edison of New York, the New York State Public Service Law; and (B) such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(ix)The Registration Statement on the date of the Underwriting Agreement complied (exclusive of any Form T-1, as to which he or she need express no opinion or belief) and any Permitted Free Writing Prospectus and the Prospectus (other than the financial statements and related schedules included or incorporated by reference therein, as to which he she need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus at the Time of Delivery (other than the financial statements and related schedules therein, as to which he or she need express no opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(x)In the case of an opinion rendered by the General Counsel or Vice President, Legal Services of the Company, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Pricing Disclosure Material at the Pricing Effective Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi)The statements contained in the Prospectus under the captions specified in the Underwriting Agreement, insofar as said statements constitute a summary of the documents referred to therein, are accurate and fairly present the information required to be shown; to the best of his or her knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including without limitation, any proceeding by the Commission for a stop order or pursuant to Section 8A of the Act) which, in any such case, are required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he or she does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

(xii)if the Company is Con Edison (A) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; (B) except as otherwise described in the Pricing Disclosure Material and Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his or her knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.
In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition in rendering its opinions in subparagraphs (c)(ix) and (c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Designated Securities” is the date of the Underwriting Agreement unless the Representative shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of the Underwriting Agreement” in such opinions shall be replaced by the date so identified.
(d)The Representative shall have received at or prior to the Pricing Effective Time on, and dated, the date of the Underwriting Agreement, and at or prior to the Time of Delivery on, and dated, the date thereof, a letter from PricewaterhouseCoopers LLP addressed to the Representative substantially in the form and to the effect theretofore supplied to and deemed satisfactory by the Representative;

(e)Since the respective dates as of which information is given in the Pricing Disclosure Material and the Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (taken as a whole), other than as set forth or contemplated in the Pricing Disclosure Material and the Prospectus as of the date of this Agreement, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus;

(f)Subsequent to the Pricing Effective Time (i) no downgrading or withdrawal shall have occurred in the rating accorded any securities of Con Edison or Con Edison of New York by Moody’s Investors Service Inc., Standard & Poor’s Ratings Group or Fitch Investor Services, and (ii) neither Moody’s Investors Service Inc., Standard & Poor’s Rating Group nor Fitch Investor Services shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of Con Edison or Con Edison of New York;

(g)Subsequent to the Pricing Effective Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally, or in the Company’s securities, on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national or international calamity or crisis, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 6(g) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus; and

(h)The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) (the statement that no stop order or proceeding for that purpose, or under Section 8A, has been “threatened” by the Commission may be qualified by the phrase “to the best of our knowledge,” (e) and (f) (item (ii) may be qualified by the phrase “to the best of our knowledge”) of this Section 6; and

(i)The Designated Securities shall have been approved for listing on the stock exchanges, if any, specified in the Underwriting Agreement.

7.
(a)    The Company will indemnify each Underwriter, its directors and officers, its Affiliates as such term is defined in Rule 501(b) under the Act, its selling agents and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the Act (the “Underwriter Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, or other free writing prospectus used by the Company, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information.

(b)    Each Underwriter, severally and not jointly, will indemnify the Company, its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the Act (the “Company Indemnified Parties”) and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information; and will reimburse any Company Indemnified Party for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection and to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter Indemnified Parties shall be designated in writing by the Representatives and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

(d)    If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold an indemnified party harmless under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Underwriters of the Designated Securities on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that said Underwriter has otherwise been required to pay by reason of said untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.
(e)    The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have.

8.If, at the Time of Delivery, any one or more of the Underwriters shall default in its obligation to purchase any of the Designated Securities, and the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is not more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount or number of shares (as the case may be) of Designated Securities set forth opposite their respective names in Schedule I to the Underwriting Agreement bears to the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the names of all the non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Designated Securities as to which the defaulting Underwriter or Underwriters so defaulted on that date; provided that in no event shall the principal amount or number of shares (as the case may be) of Designated Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities without the written consent of that Underwriter. If any Underwriter or Underwriters shall default in its or their obligation to purchase Designated Securities and the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities, and arrangements satisfactory to the Underwriters and the Company for the purchase of said Designated Securities are not made within 36 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 5 and 7 hereof. In any such case, either the Underwriters or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of said Underwriter under this Agreement.

9.The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any control person of any Underwriter, or the Company, or any officer or Director or Trustee or control person of the Company, and shall survive delivery of and payment for the Designated Securities and any termination of this Agreement.

10.If any condition specified in Section 6 of this Agreement shall not have been fulfilled when and as required to be fulfilled thereunder, then this Agreement may be terminated by the Representative upon notice to the Company.

11.If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 5 and Section 7 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities. Unless the cause for non-delivery shall be a matter within the reasonable control of the Company, the Company shall be under no further liability to any Underwriter with respect to the Designated Securities except as provided in Section 5 and Section 7 hereof.

12.In all dealings under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

13.All statements, requests, notices and agreements under this Agreement shall be in writing, or, if promptly confirmed in writing, by telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative at the address specified for the Representative in the Underwriting Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Secretary.

14.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers, directors and Trustees of the Company and each person, if any, who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.Time shall be of the essence of this Agreement. As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.This Agreement shall be construed in accordance with the laws of the State of New York.

18.This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19.In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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